NEOS ETF Trust 485BPOS

Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 29, 2024, relating to the financial statements and financial highlights of Kurv Yield Premium Strategy Netflix (NFLX) ETF, a series of NEOS ETF Trust, for the period ended May 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Kurv Yield Premium Strategy C3.ai (AI) ETF, Kurv Yield Premium Strategy Boeing (BA) ETF, Kurv Yield Premium Strategy Bank of America (BAC) ETF, Kurv Yield Premium Strategy Chevron (CVX) ETF, Kurv Yield Premium Strategy Ford (F) ETF, Kurv Yield Premium Strategy Coca Cola (KO) ETF, Kurv Yield Premium Strategy Meta (META) ETF, Kurv Yield Premium Strategy NVIDIA (NVDA) ETF, and Kurv Yield Premium Strategy Palantir (PLTR) ETF, each a series of NEOS ETF Trust under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 27, 2024